The Chefs’ Warehouse Announces Preliminary Fiscal Year 2025 Guidance

Company to Host Investor Day on March 13, 2025

Ridgefield, CT, January 13, 2025 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, the Middle East, and Canada, today announced its preliminary outlook for fiscal year 2025.

Based on current trends in the business, the Company is providing the following financial guidance for fiscal year 2025:

•	Net sales in the range of $3.94 billion and $4.04 billion;
•	Gross profit to be between $951 million and $976 million; and
•	Adjusted EBITDA, a non-GAAP measure, to be between $233 million and $246 million.

The Company’s full year diluted share count is forecasted to be between 46.3 and 47.0 million shares and assumes no future share repurchases. The Company expects its senior convertible notes due in 2028 to be dilutive for the full year and accordingly, has included in the forecasted fully diluted share count approximately 6.5 million shares that could be issued upon conversion of the notes.

Investor Day

The Company plans to host an Investor Day on March 13, 2025, in New York City, which will also be webcast live from the Company’s investor relations website. A replay will be available shortly after the event.

Non-GAAP Financial Measures

We present forecasted EBITDA and adjusted EBITDA ranges for fiscal 2025, which are not measurements determined in accordance with the U.S. Generally Accepted Accounting Principles (“GAAP”), because we believe these measures provide additional metrics to evaluate our forecasted results and which we believe, when considered with both our forecasted GAAP results and the reconciliation to forecasted net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our GAAP performance while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Please see the schedule accompanying this release for a reconciliation of forecasted EBITDA and adjusted EBITDA to these measures’ most directly comparable GAAP measure.

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Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our success depends to a significant extent upon general economic conditions, including disposable income levels and changes in consumer discretionary spending; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition; the effects of rising costs, decreases in supply or the interruption of commodities, ingredients, packaging, other raw materials, distribution and labor; fuel prices and their impact on distribution, packaging and energy costs; our ability to grow our operations whether through expansion of our operations in existing markets or penetration of new markets, and our effective management of that growth; our continued ability to promote and protect our brand successfully, to anticipate and respond to new and existing customer demands, and to develop new products and markets to compete effectively; our ability and the ability of our supply chain partners to continue to operate distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; economic and other developments, or events, including adverse weather conditions, in the jurisdictions in which we operate; risks associated with the expansion of our business; our possible inability to identify new acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that customers could lose confidence in the safety and quality of certain food products; new information or attitudes regarding diet and health or adverse opinions about the health effects of the products we distribute; our ability to maintain independent certifications associated with our products; changes in disposable income levels and consumer purchasing habits; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories, credit, payment of accounts and other related business risks; and the risks associated with third-party suppliers, including the risk that any failure by one or more of our third-party suppliers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain products or injure our reputation; our ability to recruit and retain senior management and a highly skilled and diverse workforce; the influence of significant corporate decisions due to the concentration of ownership among existing officers, directors and their affiliates; unanticipated expenses, including, without limitation, litigation or legal settlement expenses and impairment charges; changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; climate change, or the legal, regulatory or market measures being implemented to address climate change; the cost and adequacy of our insurance policies; the impact and effects of public health crises, pandemics and epidemics and the adverse impact thereof on our business, financial condition, and results of operations; interruption of operations due to information technology system failures, cybersecurity incidents, or other disruptions to use of technology and networks; the possibility that information technology investments may not produce anticipated results; significant governmental regulation and any potential failure to comply with such regulations; federal, state, provincial and local tax rules in the United States and the foreign countries in which we operate, including tax reform and legislation;

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risks relating to our substantial indebtedness; our ability to raise additional capital and/or obtain debt or other financing, on commercially reasonable terms or at all; our ability to meet future cash requirements, including the ability to access financial markets effectively and maintain sufficient liquidity; the effects of currency movements in the jurisdictions in which we operate as compared to the U.S. dollar; changes in the method of determining Secured Overnight Financing Rate (“SOFR”), or the replacement of SOFR with an alternative rate; and the effects of international trade disputes, tariffs, quotas and other import or export restrictions on our international procurement, sales and operations. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2024 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States, the Middle East and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 70,000 products to more than 44,000 customer locations throughout the United States, the Middle East and Canada.

Contact:

Investor Relations

Jim Leddy, CFO, (718) 684-8415

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THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2025

(unaudited - in millions)	Low-End	High-End
Net Income:	68.0	72.0
Provision for income tax expense	29.0	31.0
Depreciation and amortization	74.0	76.0
Interest expense	42.0	44.0
EBITDA	213.0	223.0
Adjustments:
Stock compensation (1)	17.5	18.5
Duplicate rent (2)	1.5	2.5
Other operating expenses (3)	0.5	1.0
Moving expenses (4)	0.5	1.0
Adjusted EBITDA	$233.0	$246.0

1.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

2.	Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

3.	Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

4.	Represents moving expenses for the consolidation and expansion of several of our distribution facilities.

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